STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT
KRAIG BIOCRAFT LABORATORIES, INC.

This Stock Purchase and Investor Rights Agreement (this “Agreement”) is made and entered into as of May 23, 2007.

By and among Lion Equity, an individual (“Purchaser” or “Subscriber”) and Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company” or “Kraig”).  Purchaser and the Company are collectively referenced herein as the “Parties”.

PRELIMINARY STATEMENTS

    A.    The Company is in the business of developing recombinant fiber (the “Business”).

    B.    The Company desires to issue and sell to the Purchaser, and the Purchaser desires to subscribe for and acquire from the Company, an equity interest in the Company upon the terms and conditions hereinafter set forth, and conditioned upon the rights granted to it hereunder.

    C.    Time  is of the essence, as the Company requires the capital contribution described herin to continue its operations forthwith.

    NOW, THEREFORE, in the Parties agree as follows:

1.       Agreement to Purchase and Sell the Stock.  The Company will sell to Purchaser, and Purchaser agrees to purchase, no par value, class “A” common stock (the “Stock”) of the Company as set forth below:

   1.1    1,687,500 shares of Stock, at eight cents ($0.08) per share, for a total purchase price of  $135,000.00, within seven (7) days of execution of this Agreement.

2.       Representations, Warranties and Covenants of the Company.  The Company hereby represents, warrants and covenants to Purchaser that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof:

   2.1    Authority; Due Authorization.  This Agreement, when signed by the Company’s CEO, will have been duly and validly executed and delivered by the Company, and upon the execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations herein, will constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

   2.2    No Conflicts.  The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which the Company is a party.

   2.3    Valid Issuance.  The Stock being purchased by the Purchaser hereunder shall be at the Closing, duly and validly issued, fully paid, and non-assessable.

   2.4    The Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Wyoming.

   2.5    Capitalization of the Company. Immediately prior to the Closing, the authorized capital stock of the Company shall consist of a total of 60,000,000 shares of Class A Common Stock, no par value, 25,000,000 shares of Class B Common Stock, no par value and 10,000,000 shares of Preferred Stock, no par value.  Immediately prior to the Closing there will be no more that 200,000 shares of preferred stock outstanding, as described immediately below, no shares of Class B Common Stock outstanding,  and no more than 50,000,000 shares of Common Stock outstanding.  There are no conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company other than have been disclosed to purchaser, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.

The Company has entered into an agreement with its founder whereby the founder has surrendered  rights to royalties and has further surrendered a carve out for certain applications of the Company’s intellectual property in exchange for the Company’s agreement to issue to the founder 200,000 shares of the Company’s preferred stock.  Said stock shall be issued without any right to receive any dividend.  The preferred shares will however have super voting rights equivalent to 100 votes of Class A Common shares per share of preferred, such that the total issuance of preferred shares to the founder shall have the voting power of 20,000,000 Class A shares.

The Company has an obligation to issue additional shares to its employees and/or consultants upon the happening of certain triggering events, specifically the successful completion of certain research benchmarks.

   2.6    No Conflicts. Neither the Company, nor any subsidiary, is in violation of, in conflict with, in breach of or in default under any term or provision of, (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the any of them is a party.

         Litigation.    There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, currently threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.  There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company , currently threatened against the Company or its subsidiaries, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or any of its subsidiaries.  The Company and its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency.

   2.7    Brokers’ Fees and Commissions. Neither the Company nor any of its officers, directors, employees, stockholders, agents or representatives, have employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement, unless purchaser has otherwise received a disclosure to such effect.

   2.8    Applicable Laws.   The Company has complied in all respects with applicable federal and state laws, rules and regulations applicable to it and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations.

   2.9    Books and Financial Records.  All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of the Company and its subsidiaries have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each company.

   2.10   Tax Returns, Payments and Elections. Each of the Company and its subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated Tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below), all such Tax Returns are accurate, complete and correct in all material respects, and each Company has timely paid all Taxes due.

   2.11   Minute Books.  The minute books of each of the Company and its subsidiaries contain a complete summary of all meetings of directors and stockholders since the time of incorporation of such company and reflect all transactions referred to in such minutes accurately in all material respects.

   2.12   Labor Agreements and Actions; Employee Compensation.  Neither the Company, nor any of its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of any such company.

   2.13   Investment Company.  The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.    Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

   3.1    Exempt Transaction. Purchaser understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

   3.2    Authorization.  Purchaser represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Sellers of this Agreement and the performance by Sellers of their obligations herein, will constitute, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.

   3.3    Purchase for Own Account.The Stock to be purchased by Purchaser hereunder will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

   3.4     Investment Experience.  The Purchaser understands that the purchase of the Stock involves substantial risk and understands the risk disclosures set forth in Attachment C. Purchaser understands that the securities which are offered hereby are highly speculative and involve a high degree of risk and are only suitable for those persons who, like the Purchaser, can afford to bear the full risk of losing their entire investment.  The Purchaser has carefully considered the numerous risks that face a new business venture and especially a new enterprise which is involved in highly speculative scientific and biological laboratory research.

4.    Conditions to the Purchaser’s Obligations at the Closings.

   4.1    Conditions to Each Closing.  Subject to the terms hereof, the obligation of the Purchaser to purchase Stock at a Closing is subject to the fulfillment, prior to the Closing to the satisfaction of the Purchaser, of the following conditions, the waiver of which shall not be effective against Purchaser without written consent thereto:

           4.1.1    Representations and Warranties True and Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct and complete as of the date hereof, and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

          4.1.2    Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before a Closing, or after a Closing.

5.    Conditions to the Company’s Obligations at the Closings.

   5.1    The obligations of the Purchaser under this Agreement are subject to the fulfillment at or before each Closing of the following conditions:

        5.1.1    Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 hereof shall be true and correct as of such Closing.

           5.1.2    Payment of Purchase Price.  Purchaser shall have delivered to the Sellers the applicable purchase price.

6.     Additional Agreements and Investor Rights.

       6.1.1    Anti-Dilution.

                  6.1.1.1  In the event that during the twelve (12) months after the date of this Agreement, the Company shall sell or issue to any person or entity Stock at a price or valuation of less than $0.08 per share (as may be adjusted for any stock splits or other events)(a “Dilutive Issuance”), then the Company shall as soon as practicable issue to the Purchaser a number of additional shares of Stock so that the total number of shares issued to Purchaser pursuant to this agreement shall be such that the Purchaser will receive the benefit of the lower issuance price, the issuance of such additional shares will be yielded by the following formula:

                 (B/A)-C                                           Where:

                 A= price at which securities are sold
                 B= $135,000 (the consideration for this agreement)
                 C=1,687,500 (the number of shares purchased under this Agreement).

                6.1.1.2  Excepted Issuances. Notwithstanding the foregoing provisions of this Section 6, the Company may issue to employees or university research personnel, or consultants, shares of Stock as incentives and bonuses,  without the same being subject to this section,

       Rule 144.  The Purchaser agrees that he will transfer these securities only in accordance with rule 144.

7.    General Provisions.

       Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

   7.1    Governing Law; Jurisdiction.  Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Michigan.  Sellers and Purchaser hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the State courts of the State of Michigan and of the United States District Court in Grand Rapids Michigan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding between the two of them may be heard and determined in such Michigan State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                   Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

   7.2    Counterparts.  This Agreement may be executed in two or more counterparts, with facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

   7.3    Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

   7.4    Costs, Expenses.  Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

   7.5    Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

                   No delay or omission to exercise any right, power, or remedy accruing to Purchaser, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

   7.6    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

   7.7    Entire Agreement.  This Agreement, together with all attachments and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.  There are no oral agreements representations or warranties between the parties, neither is any party relying upon any prior or contemporaneous oral representation.

   7.8    Further Assurances.  From and after the date of this Agreement, upon the request of a Party, the other Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER

By:________________________

KRAIG BIOCRAFT LABORATORIES, INC.

By:/s/Kim Thompson
      Kim Thompson
      CEO